CAR CHARGING GROUP, INC.

2015 OMNIBUS INCENTIVE PLAN

1. Purpose. Car Charging Group, Inc. (the “Company”) hereby adopts Car Charging Group, Inc. 2015 Omnibus Incentive Plan (the “Plan”), effective as of date on which the Company’s Board of Directors formally adopts and approves the Plan. The Plan is intended to recognize the contributions made to the Company by its associates (including associates who are members of the Board of Directors), directors, consultants and advisors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof, which awards are anticipated to result in “performance-based” compensation (as that term is used for purpose of Section 162(m) of the Code). Stock options granted under the Plan may be Non-Qualified Stock Options or ISOs, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be Non-Qualified Stock Options. No Performance-Based Award shall become vested unless this Plan, including the provisions of Section 16, has been disclosed to and approved by the Company’s shareholders. This Plan is intended to compensate Participants for services rendered to the Company or any Affiliate, such compensation to be based on the terms of an employment relationship, a service contract or arrangement or the Participant’s appointment as a director or officer of the Company. Any grant or award made pursuant to this Plan to a Participant shall state that such grant or award is being made in respect of services rendered by such Participant to a particular legal entity, whether the Company or an Affiliate.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

A. “280G Cutback” shall have the meaning set forth in Section 19.

B. “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

C. “Award” means an award of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

D. “Award Date” means the date an Award is made under the Plan.

E. “Award Document” means the document described in Section 9 that sets forth the terms and conditions of each grant of an Award.

F. “Benefit Agreement” shall have the meaning set forth in Section 19.

G. “Board of Directors” means the Board of Directors of the Company.

H. “Change of Control” shall have the meaning as set forth in Section 10.

I. “Code” means the Internal Revenue Code of 1986, as amended.

J. “Committee” shall have the meaning set forth in Section 3.A.

K. “Common Stock” means the Common Stock, $.001 par value per share, of the Company.

L. “Company” shall have the meaning set forth in Section 1.

M. “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

N. “Dividend Equivalent Right” means a right, granted to a Grantee under Section 9.D hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

O. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

P. “Fair Market Value” shall have the meaning set forth in Section 8.B.

Q. “Grantee” means a person who is granted Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights.

R. “Grant Date” means the date an Option is granted under the Plan.

S. “ISO” means an Option granted under the Plan that meets the requirements to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code and that is not designated as a Non-Qualified Stock Option.

T. “Non-Qualified Stock Option” means an Option granted under the Plan that is designated as a Non-Qualified Stock Option, or otherwise does not qualify, as an ISO within the meaning of Section 422(b) of the Code.

U. “Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

V. “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

W. “Option Document” means the document described in Section 8 that sets forth the terms and conditions of each grant of Options.

X. “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8.B.

Y. “Other Agreement” shall have the meaning set forth in Section 19.

Z. “Participant” shall mean those persons as may be designated by the Committee to participate in the Plan from time to time.

AA. “Parachute Payment” shall have the meaning set forth in Section 19.

BB. “Performance-Based Award” means an Award granted pursuant to Section 16.

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CC. “Performance-Based Award Limitation” means the limitation on the number of Shares that may be granted pursuant to Performance-Based Awards to any one Participant, as set forth in Section 16.F.

DD. “Performance Period” means any period designated by the Committee as a period of time during which a Performance Target must be met for purposes of Section 16.

EE. “Performance Target” means the performance target established by the Committee for a particular Performance Period, as described in Section 16.B.

FF. “Phantom Stock” means the right, granted pursuant to Section 9.C of the Plan, to receive in cash the Fair Market Value of a share of Common Stock.

GG. “Plan” shall have the meaning set forth in Section 1.

HH. “Restricted Stock” means Shares issued to a person pursuant to an Award.

II. “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a grantee under Section 9.B of the Plan.

JJ. “Section 409A” shall have the meaning set forth in Section 20.

KK. “Shares” means the shares of Common Stock that are the subject of Options or Awards.

LL. “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 9.A of the Plan.

MM. “Surviving Company” shall have the meaning set forth in Section 10.

NN. “Treasury Regulation” means the Income Tax regulations, including temporary regulations, promulgated under the Code; as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

OO. “Unrestricted Stock” shall have the meaning set forth in Section 9.B.(ix)

3. Administration of the Plan.

A. Committee. The Plan shall be administered by the Board of Directors, or, in the discretion of the Board of Directors, by a committee composed of two (2) or more of the members of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a non- employee director (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) and an outside director (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code); however, the Board of Directors may designate two or more committees to operate and administer the Plan in its stead. Any of such committees designated by the Board of Directors is referred to as the “Committee,” and, to the extent that the Plan is administered by the Board of Directors, “Committee” shall also refer to the Board of Directors as appropriate in the particular context. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

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B. Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

C. Grants. The Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees and Grantees to whom and the times at which Options and Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Option Documents and of each Award; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee’s or Grantee’s services and responsibilities, the Optionee’s or Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

D. Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his or her office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3.D shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

E. Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4. Grants of Options under the Plan. A Non-Qualified Stock Option is an award in the form of an option to purchase shares of the Company’s Common Stock and that is designated as a Non-Qualified Stock Option or that otherwise does not qualify as an ISO. An ISO is an award in the form of an option to purchase shares of the Company’s Common Stock that meets the requirements of Code Section 422, or any successor section of the Code and that is not designated as a Non-Qualified Stock Option. Grants of Options under the Plan may be in the form of a Non-Qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5. Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Options or Awards hereunder; provided that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

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6. Shares Subject to Plan.

A. The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan is 5,000,000, adjusted as provided in Section 11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if any Award or Option is canceled or forfeited for any reason, the Shares for which the Option was not exercised or that were canceled or forfeited pursuant to the Award or Option may again be the subject of an Option or Award granted pursuant to the Plan.

B. Shares covered by an Award or Option shall be counted as used as of the Award Date or Grant Date, as applicable. Any Shares that are subject to Awards or Options shall be counted against the limit set forth in Section 6.A one (1) Share for every one (1) Share subject to an Award or Option. With respect to SARs, the number of Shares subject to an award of SARs or Phantom Stock will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award or Option granted under the Plan are not purchased or are forfeited or expire, or if an Award or Option otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award or Option shall, to the extent of any such forfeiture, termination or expiration, again be available for granting Awards or Options under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

7. Term of the Plan. No Option or Award may be granted under the Plan after March 11, 2017.

8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

A. Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any fiscal year, adjusted as provided in Section 11, shall be 1,500,000 Shares. For purposes of the preceding sentence, a SAR shall be treated as a grant of an Option for the number of shares designated as the shares underlying the rights granted pursuant to the terms of such SAR.

B. Option Price. Each Option Document shall state the Option Price that, for all Options, shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 8.B; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per Share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price per share thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices per share thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines, on the relevant date. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

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C. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (i) registration under federal or state securities laws, (ii) the receipt of an opinion that an appropriate exemption from such registration is available, (iii) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (iv) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 8.C has occurred.

D. Medium of Payment.

(i) An Optionee shall pay for Shares (a) in cash, (b) by certified check payable to the order of the Company, or (c) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

(ii) With respect to an Option only, to the extent permitted by law and to the extent the Option Document so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 14.

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E. Termination of Options.

(i) No Option shall be exercisable after the first to occur of the following:

(a) Expiration of the Option term specified in the Option Document, which shall not exceed (i) three years from the date of grant, or (ii) three years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(b) Expiration of ninety (90) days from the date the Optionee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in Section 8.E.(i).(d) or Section 10 below; if options have vested, they belong to employee;

(c) Expiration of one year from the date the Optionee’s employment or service with the Company or its Affiliate terminates due to the Optionee’s Disability or death;

(d) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has (i) committed a material and serious breach or neglect of Optionee’s responsibilities to the Company; (ii) breached his or her employment or service contract with the Company or an Affiliate; (iii) committed a willful violation or disregard of standards of conduct established by law; committed fraud, willful misconduct, misappropriation of funds or other dishonesty; (v) been convicted of a crime of moral turpitude; or (vi) accepted employment with another company or performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company, then the Option shall terminate on the date of such finding. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(e) The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

(ii) Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this Section 8.E.(ii) that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee.

(iii) During the period in which an Option may be exercised after the termination of the Optionee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Optionee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Option Document.

(iv) Death or Disability. Notwithstanding anything herein to the contrary, if the Optionee ceases to be employed by or ceases to provide services to the Company or a subsidiary as a result of the Optionee’s death or Disability, Optionee’s options that have not become vested pursuant to their terms as of the date of such death or Disability shall vest immediately.

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F. Transfers. No Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

G. Holding Period. No Option may be exercised unless six months, or such greater period of time as may be specified in the Option Documents, have elapsed from the date of grant.

H. Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

I. Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

J. Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10.

K. No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by reducing the exercise price of an Option or replacing an Option or SAR with cash or another award type, that would be treated as a repricing under the rules of the stock exchange on which the Common Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 11 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

9. Award Documents and Terms. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

A. Stock Appreciation Rights.

(i) A SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Document for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Award Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Common Stock on the SAR Grant Date.

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(ii) The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

(iii) Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.

(iv) Holders of a SAR shall have no rights as stockholders of the Company. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(v) A holder of a SAR shall have no rights other than those of a general creditor of the Company. A SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(vi) Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award. Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.

(vii) Except as provided in Section 9.A.viii below, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.A.viii, no SAR shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

(viii) If authorized in the applicable Award Document, a Grantee may transfer, not for value, all or part of a SAR to any family member. For the purpose of this Section 9.A.(viii), a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to family members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.

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B. Restricted Stock and Restricted Stock Units.

(i) Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

(ii) At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

(iii) The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Award Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document. In the alternative, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.

(iv) Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

(v) Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock. Such Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid.

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(vi) A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(vii) Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any unvested Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(viii) Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

(ix) The Committee may, in its sole discretion, grant an unrestricted stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

(x) Transfers of Restricted Stock (but not Restricted Stock Units) are intended to constitute property that is subject to a substantial risk of forfeiture during the restricted period, and subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the vesting date in an amount equal to the then fair market value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the date of grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the date of grant (without taking into account the risk of forfeiture for purposes of this valuation). Such election must be made within 30 days of the date of grant and Grantee shall immediately notify the Company if such an election is made and follow all other applicable rules and regulations, including IRS regulations and guidance promulgated pursuant to Code Section 83.

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C. Phantom Stock.

(i) Phantom Stock is an Award in the form of a right to receive cash or Stock, upon surrender of the Phantom Stock, in an amount equal to Fair Market Value of the Common Stock plus the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Each Award Document shall state the number of shares of Phantom Stock to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

(ii) At the time of the grant of shares of Phantom Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to the Award are satisfied, and except as otherwise provided in the Plan, upon the occurrence of the vesting date with respect to a share of Phantom Stock, such share shall vest.

(iii) Upon the vesting of a share of Phantom Stock, the Grantee shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(iv) At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(v) Holders of Phantom Stock shall have no rights as stockholders of the Company. Holders of Phantom Stock shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(vi) Holders of Phantom Stock shall have no rights other than those of a general creditor of the Company. Phantom Stock represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(vii) Subject to such other provisions as the Committee may set forth in the Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any Phantom Stock held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Phantom Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Phantom Stock, the Grantee shall have no further rights with respect to such Award.

(viii) Except as provided in Section 9.C.(ix) below, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise Phantom Stock. Except as provided in Section 9.C.(ix), no Phantom Stock shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

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(ix) If authorized in the applicable Award Document, a Grantee may transfer, not for value, all or part of Phantom Stock to any family member. For the purpose of this Section 9.C.(ix), a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such Phantom Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Phantom Stock are prohibited except to family members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.

D. Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

10. Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Option Documents, or removing any restrictions from or imposing any additional restrictions on any outstanding Awards or Options. A “Change of Control” shall be deemed to occur if: (a) any person who is not an Affiliate of the Company on the date hereof becomes a beneficial owner of a majority of the outstanding voting power of the Company’s capital stock; (b) the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets; or (c) there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case: (i) the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the “Surviving Company”); and (ii) persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, by reason of such prior beneficial ownership, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction. For purposes of this definition, the terms “person,” “beneficial owner,” “beneficial ownership,” “affiliate,” and “control” shall have the meanings ascribed to such terms under Sections 13(d) and 3(a)(9) and Rule 13d-3 under the Exchange Act and Rule 501 under the Securities Act of 1933 as amended, as applicable.

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11. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Options and Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 8.A hereof, the number of Shares covered by each outstanding Option or Award, and the Option Price for each related outstanding Option, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 11, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.

12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options or Awards may be granted, or (iii) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring shareholder approval, including, without limitation, by written consent of shareholders constituting a majority of the voting power of all shares of outstanding voting stock of the Company entitled to vote. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee.

13. No Commitment to Retain. The grant of an Option or Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act; any provision of the Plan that would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

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16. Special Rules for Performance-Based Awards.

A. Performance-Based Awards. The Committee may grant Awards of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights pursuant to the terms of this Section 16, and consistent with Section 9, above, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 16. In the event a Grantee who has been granted a Performance-Based Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met or prior to the satisfaction of any other applicable conditions or requirements have been met or satisfied, such Performance-Based Award shall be immediately forfeited. In addition, the Committee shall have the authority to cause a Performance-Based Award to be forfeited, in whole or in part, at any time prior to the Committee’s determination that such Performance-Based Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance-Based Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant.

B. Establishment of Performance Targets.

(i) The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Participants who may be granted Performance-Based Awards.

(ii) In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if shorter, within the first twenty five percent (25%) of such Performance Period.

(iii) Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance-Based Award that may be treated as vested as a result of attaining such Performance Target(s).

C. Vesting of Performance-Based Awards. Vesting of Performance-Based Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance-Based Award shall become vested unless and until (i) the Plan (including the provisions of this Section 16 of the Plan) is approved by the Company’s shareholders (and such shareholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), as required under Section 16.D), and (ii) the Committee has certified in writing that each Performance Target for the particular Performance Period for which a Performance-Based Award is granted has been achieved.

D. Subsequent Shareholder Approval. The Plan (including the provisions of this Section 16) shall again be disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance-Based Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility by the Company of compensation under Code Section 162(m). No Performance-Based Awards shall become vested if such required shareholder approval has not been obtained.

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E. Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

F. Performance-Based Award Limitation. Notwithstanding anything to the contrary herein, no Participant shall receive a Performance-Based Award for Shares in excess of 5,000,000 Shares.

(i) The limitation set forth in this Section 16.F shall be applied with respect to Performance-Based Awards that relate to a Performance Period longer than one year by multiplying that limitation by a fraction equal to the number of full calendar months in the Performance Period divided by twelve (12).

(ii) If a Performance Period is less than a full year, the limitation of this Section 16.F shall apply without adjustment; provided, however, that any such short Performance Period shall be treated as though it were a Performance Period that extends until the end of the one year period that starts as of the first day of the short Performance Period, and any other Performance Periods that overlap such one year period will be subject to further limitations as though such Performance Periods were overlapping Performance Periods, as described in Section 16.F.iii.

(iii) If Performance-Based Awards with overlapping Performance Periods are granted to any one employee, the limitations of this Section 16.F shall be reduced with respect to any such overlapping Performance Periods so that the aggregate value of such multiple Performance-Based Awards does not exceed the limitation set forth in the first sentence of this Section 16.F, multiplied by a fraction, the numerator of which is the number of full calendar months occurring during the period commencing as of the first day of the first to start of such overlapping Performance Periods, and the last day of which is the last day of the last to end of such overlapping Performance Periods, and the denominator of which is twelve (12).

(iv) The intent of subsections (i) through (iii) of this Section 16.F is to cause each Performance-Based Award to satisfy the limitation of this Section 16.F as if such Award were the only Performance-Based Award granted, and to cause, in addition, the aggregate value of Performance-Based Awards granted for overlapping Performance Periods to comply with the limitation of this Section 16.F as though such multiple Performance-Based Awards constituted a single Performance-Based Award.

G. Performance Shares. In addition to the grant of Performance-Based Awards as described above, the Committee may grant a contingent right to receive shares of Common Stock (“Performance Shares”), where the right to receive all or a portion of such shares is subject to the same rules regarding Performance-Based Awards otherwise applicable under this Section 16, so that Performance Targets are set in the same time and manner as provided for in Section 16.B and the annual limitation on grants under Section 16.F, determined as of the date the Performance Share grant is made by the Committee, is determined on an aggregate basis with any other grants or awards under this Section 16.

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17. Source of Shares; Fractional Shares. The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Common Stock. No fractional shares of Common Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award.

18. Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

19. Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Phantom Stock or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) (this curtailment of exercisability and/or vesting being referred to herein as the “280G Cutback”). For purposes of clarity, the intent of the preceding sentence is to provide for an automatic implementation of the 280G Cutback if that is beneficial to the Grantee (on an after-tax basis), and otherwise not to implement the 280G Cutback. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

20. Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards and Options hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award or Option granted under this Plan, such provision shall be deemed amended, if possible, to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

21. Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards or Options made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

22. Governing Law. The validity, performance, construction and effect of this Plan shall be governed by the laws of the State of Nevada, without giving effect to principles of conflicts of law.

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